                                                                   EXHIBIT 10.15

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   AIRBORNE
                                    EXPRESS


April 30, 1990


Mr. David Hall
Chief Executive Officer
PC Connection
6 Mill Street
Marlow, New Hampshire 03456

Dear Dave;

This is to document what we talked about on Friday, April 27th.

1. Airborne will offer the following rate structure for shipments tendered to us in Wilmington, Ohio:

          Letter - 5 lbs            $ *****
              6 - 20 lbs            $ *****
             21 - 99 lbs            $ ************
                                        *******
                100+ lbs            $ *****

2. Airborne will guarantee the above rates for 3 years unless one or both of the following occur:

     a. If the Consumer Price Index increases by more than **% annually. Airborne may increase by no more than **% of the increase. (A **% increase in the CPI would allow us to increase by a maximum **%).

     b. If the **month average Producers Price Index for jet fuel was to increase by **% or more over the average for the second quarter of of 1990, Airborne would be allowed an increase of up to **% of the increase. (A **% increase would allow a maximum increase of **%).

3. Airborne will agree to 3 three year renewals under the same conditions as above. Airborne may adjust rates at the beginning of

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     each 3 year period without regard to the CPI or Producers Price Index for jet fuel. This increase will naturally be limited by market conditions, but in no case will it exceed an overall ***% (over the 3 year life of the renewal period this is only **% per year).

4.   Airborne will reduce our C.O.D. fee to ********.

5.   Rates in Paragraph 1 will apply both outbound and inbound Wilmington.

6. Multi-piece shipments will be rated as a single shipment if the aggregate weight of the pieces is a minimum of *** lbs.

7. Overnight express rates in Paragraph 1 apply to the 48 contiguous states and Puerto Rico. I will advise within a couple of weeks how much we will have to add for shipments to Alaska and Hawaii. Rates will not apply to Guam.

8. Airborne will offer a deferred rate of $****/cwt, minimum weight ***lbs, for 2-3 day service from Keene to Wilmington. This rate may also be made available for inbound shipments from major vendors based on specifics involved.

9.   Airborne cannot offer any exceptions to our terms of liability.

10. This proposal is based on Airborne's expectations of a minimum of ***** shipments per month. If actual volume is significantly less, Airborne will have the right to renegotiate rates and terms.

Dave, please give me a call if you'd like to discuss or if I missed any points. I truly believe a Wilmington location and our proposed rate structure will give you a crucial edge in your very competitive industry.

Sincerely,

/s/ Jerry Cameron

Gerald L. Cameron, Jr.
Vice President
Corporate Accounts and Pricing
GLC/rz

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   AIRBORNE
                                    EXPRESS


June 25, 1990



Mr. David Hall
Chief Executive Officer
PC CONNECTION
6 Mill Street
Marlow, New Hampshire 03456

Dear Dave:

This is to confirm our conversation of Friday, June 22nd.

1.   Add-ons for service to Alaska and Hawaii will be:

          Letter              $ *****
          1-99 lbs              *****
          100+ lbs              *****

2. Airborne will guarantee the rate structure presented in my April 30, 1990 letter for twelve months regardless of volume.

     a. If volume after *** months is less than ****** shipments/month, but more than ******, we will adjust rates as follows:

         *Letter - 20 lbs will increase to the level of your existing
         Keene rates;
         *Over 20 lbs will increase by **%.

     b. If volume is less than ***** shipments/month, but more than *****, we would increase rates by a further **% over the ***** shipment/month rate level.

     c. To determine volume for rates from Wilmington, Airborne will combine shipment activity of Keene and Wilmington. (Keene will maintain its present rate structure).

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

3.   Airborne will offer the following alternative to the 3 year guarantee
                                       -----------
     exceptions in paragraph 2 of my April 30th letter:

     a. If the Consumer Price Index increases by **% or more annually, Airborne may increase by no more than **% of the increase. (A **% increase in the CPI would allow us to increase by **%). If CPI increases by less than **%, there would be no increase under this provision.

     b. If the ** month average Producers Price Index for jet fuel was to increase by **% or more over the average for the second quarter of 1990, Airborne would be allowed an increase of up to **% of the increase. (A **% increase would allow a maximum increase of **%). If the jet fuel index increases by less than **%, there would be no increase under this provision.

4. Any significant improvement in package densities will be taken into consideration in future rate negotiations.

Dave, I believe that covers all the points we discussed. I look forward to your decision to locate in Wilmington. Airborne takes pride in the part we play of maintaining PC Connection's position of leadership in your industry.

Sincerely,

/s/ Gerald L. Cameron, Jr.

Gerald L. Cameron, Jr.
Vice President
Corporate Accounts and Pricing

GLC/rz

cc/Ken McCumber

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   AIRBORNE
                                    EXPRESS

June 29, 1990



Mr. David Hall
Chief Executive Officer
P.C. Connection
6 Mill Street
Marlow, New Hampshire 03456

Dear David,

This letter responds to your request for a written recap of issues agreed to by Airborne. Please contact me to any items that may require additional explanation.

DROP OFF CUT TIMES

We will accept up to *** shipments per night by ***** Eastern time, and up to *** Shipments per night by ***** Eastern time, the latter, with drops at *******. When shipment volume reaches an average of **** per night, we will expand the volume allowed by ***** to **% of your total, and by ***** to **% of your total. However, the total number of shipments that can be dropped using these percentages is capped at a maximum of *** shipments at *** and ***shipments by ****. Expansion beyond the maximum must be agreed to by our airline subsidiary chairman.

It is expected that shipments will be dropped at our sort building as early as possible and that each will bear an address label and sort code. The more automated we can make the transfer of shipping information, the better, as we have no margin for errors or omissions.

INTERIM WAREHOUSE SPACE

To maintain confidentiality, we can secure on your behalf, up to 20,000 square feet of warehouse space on a temporary basis. We will do so at the best rate possible, passing on to you the same rate we pay the primary tenant. We would need a no-break lease with you the for the length of time you commit to take the space and an escrow deposit of some amount may be required.

Prior to signing a lease with us, the primary lease holder wants to know the approximate length of time we would sublet from them on your behalf. They are concerned that their business needs may require expansion into the area you occupy if the length of the lease is much longer than six months.

If your intentions are to pursue permanent rental space from Miller Valentine/Airborne in the building scheduled for completion in January 1991, discussions leading to a lease agreement should proceed immediately as demand for space in this building is running high.

LIST RENTAL

We do not rent to, or provide to anyone, customer lists or lists of shipment recipients. Should we do so in the future ( we have no plans to do so), your customer's names would be eliminated from the lists.

AIRPORT USAGE FOR YOUR COMPANY TRANSPORTATION

There is no problem with your use of our runway for daytime landings and takeoffs. However, no arrivals or departures are allowed between 12:00 midnight and 7:00 AM. We will waive landing fees.

CONCLUSION

Please call me to discuss any items requiring clarification. We are most pleased that we have reached tentative agreement with you to locate in Wilmington and believe that both our companies will achieve significant benefits from this decision.

Very truly yours,

/s/Ken McCumber

Ken McCumber
Vice President
Corporate Marketing


KM:rjb